Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-1 and to the incorporation by reference of our report dated August 24, 2012 on our audits of the consolidated financial statements of Surepure Investment Holding AG and Subsidiaries for the years ended December 31, 2011 and December 31, 2010, included in this Registration Statement on Form S-1.

certified public accountants

New York, New York

January 29, 2013